Exhibit 10.4

WALGREEN CO.

2013 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Participant Name (“you”):

Participant ID:

Grant Date:

Exercise Price:

Shares Granted:

Vesting Date:

Expiration Date:

Acceptance Date:

Electronic Signature:

This document (referred to below as this “Agreement”) spells out the terms and conditions of the stock option (the “Option”) granted to you by Walgreen Co., an Illinois corporation (the “Company”), pursuant to the Walgreen Co. 2013 Omnibus Incentive Plan (the “Plan”) on and as of the Grant Date designated above. Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan. The Plan, as in effect on the date of this Agreement and as it may be amended from time to time, is incorporated into this Agreement by this reference.

You and the Company agree as follows:

1. Grant of Stock Option. Pursuant to the approval and direction of the Compensation Committee of the Company’s Board of Directors (the “Committee”), the Company hereby grants you an Option to purchase all or any part of the number of Shares Granted set forth above of common stock of the Company, par value $.078125 (“Common Stock”), at the per-share Exercise Price set forth above, which is 100% of the fair market value of a share of Common Stock on the Grant Date, subject to the terms and conditions of the Plan and this Agreement. This stock option is intended to be a “non-qualified stock option” and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting/Exercise/Expiration. The Employee may not exercise the Option prior to the Vesting Date set forth above absent action by the Committee to waive or alter such restrictions or as may be permitted under paragraphs 3, 4 or 5 below. Thereafter, except as hereinafter provided, the Employee may exercise the Option, to the extent it is vested, at any time and from time to time until the close of business on the Expiration Date set forth above, subject, in the event of a Change in Control, to the

Committee’s exercise of its discretion under Section 9.01 of the Plan. The Option may be exercised to purchase any number of whole shares of Common Stock, except that no purchase shall be for less than ten (10) full shares, or the remaining unexercised shares, if less. This Option is deemed to be “outstanding” until it has been exercised in full or expired pursuant to the terms of this Agreement.

3. Disability. If, without having fully exercised this Option, you have a Termination of Service due to Disability, whether before or after the Vesting Date, then the Option shall thereupon become vested and (a) you may exercise this Option for the full number of Shares Granted (less any shares for which this Option was previously exercised), but (b) your right to exercise this Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) year following the date of your Termination of Service.

4. Death. If, without having fully exercised this stock option, you have a Termination of Service due to your death, whether before or after the Vesting Date, then this Option shall be fully vested and (a) it may be exercised by the executor or administrator of your estate or by such person or persons who shall have acquired your rights hereunder by bequest or inheritance or by designation as your beneficiary for the full number of Shares Granted (less any shares for which this Option was previously exercised), but (b), such person’s right to exercise this Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) year after the date of the your death.

5. Retirement and Involuntary Termination of Service. If without having fully exercised this Option you have a Termination of Service by reason of Retirement, or if you have an involuntary (as determined by the Committee) Termination of Service other than for Cause (as defined in Section 6), then (a) then the number of Options that you may exercise shall be determined by treating the Vesting Date as occurring one year prior to the Vesting Date specified in the introduction to this Agreement, but (b) your right to exercise this Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) month following your involuntary Termination of Service or one (1) year after the date of your Retirement). Shares for which you cannot exercise the Option under this Section 5 shall be forfeited.

6. Other Termination of Service. If without having fully exercised this Option you have a Termination of Service by voluntary quit or resignation, or if you are terminated for Cause, or if you have a Termination of Service for any reason other than as set forth in Section 3, 4 or 5 above, as determined by the Committee, then your right to exercise this Option shall terminate as of the date of your Termination of Service, subject to the right of the Committee to extend the exercise period of this Option. For purposes of this Section 6, “Cause” means any one or more of the following, as determined by the Committee in its sole discretion:

(a) your commission of a felony or any crime of moral turpitude;

(b) your dishonesty or material violation of standards of integrity in the course of fulfilling your employment duties to the Company or any Affiliate;

(c) your material violation of a material written policy of the Company or any Affiliate violation of which is grounds for immediate termination;

(d) your willful and deliberate failure to perform your employment duties to the Company or any Affiliate in any material respect, after reasonable notice of such failure and an opportunity to correct it; or

(e) your failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the Truth in Negotiations Act, or any rules or regulations thereunder.

7. Forfeiture of Outstanding Options Following Termination of Service. Notwithstanding any provision of this Agreement to the contrary, your remaining right, if any, to the Option shall immediately terminate if and when you violate any post-employment obligation that you may have to the Company, including but not limited to any non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant.

8. Exercise Process. This Option may be exercised by giving written notice to Walgreen Co., Attention: Finance Department, Corporate Offices, 200 Wilmot Road, MS 2261, Deerfield, Illinois 60015 (or such other address as the Company may specify). Alternatively, the Company may designate one or more third parties to administer the Option exercise process and direct you accordingly. The exercise notice (a) shall be signed by you or (in the event of your death) your legal representative, (b) shall specify the number of full shares then elected to be purchased, and (c) shall be accompanied by payment in full of the Exercise Price of the shares to be purchased. Payment may be made in cash or by check payable to the order of the Company, and such payment shall include any tax withholding obligation, as set forth in Section 12 below. Alternatively, the Committee may allow for one or more of the following methods of exercising this Option:

(a) Payment for shares as to which this Option is being exercised and/or payment of any federal, state, local or other tax withholding obligations may be made by transfer to the Company of shares of Common Stock you already own, or any combination of such shares and cash, having a fair market value determined at the time of exercise of the Option equal to, but not exceeding, the Exercise Price and/or the tax withholding obligation, as the case may be.

(b) A “same day sale” transaction pursuant to which a third party (engaged by your or the Company) loans funds to you to enable you to purchase the shares and pay any tax withholding obligations, and then sells a sufficient number of the exercised shares on your behalf to enable you to repay the loan and any fees. The remaining shares and/or cash are then delivered by the third party to you.

(c) A “net exercise” transaction, pursuant to which the Company delivers to you the net number of whole shares remaining from the portion of the Option being exercised after deduction of a number of shares of Common Stock with a fair market value equal to the exercise price and a number of shares of Common Stock with a fair market value equal to the amount of any tax withholding obligations.

As promptly as practicable after receipt of such notice and payment (including payment with respect to any tax withholding obligations), subject to Section 12 below, the Company shall cause to be issued and delivered to you (or in the event of your death to your legal representative, as the case may be), certificates for the shares of Common Stock so purchased. Alternatively, such shares may be issued and held in book entry form.

9. Tax Withholding. The Company may make such provisions and take such actions as it may deem necessary or appropriate for the withholding of any Federal, state, local income and employment taxes and other taxes required by law to be withheld with respect to this Option, including, but not limited to, deducting the amount of any such withholding taxes from the amount to be paid hereunder, whether in Common Stock or in cash, or from any other amount then or thereafter payable to you, or requiring you or your beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Committee or its designee deems necessary or desirable to enable the Company to satisfy its withholding obligations. The Company may refuse to deliver Common Stock if you, your beneficiary or legal representative fail to comply with your or its obligations under this Section. Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Taxes”) that you are required to bear pursuant to all applicable laws, any and all Taxes are your responsibility.

10. Limited Transferability. You may not sell, transfer, pledge, assign or otherwise alienate or hypothecate this Option, whether voluntarily or involuntarily or by operation of law, other than by beneficiary designation effective upon your death, by will or by the laws of intestacy. During your lifetime this Option and all rights granted hereunder shall be exercisable only by you. Notwithstanding the foregoing, you may transfer this Option, in whole or in part, by gift to a Permitted Transferee in accordance with rules and subject to any conditions specified by the Committee under the Plan.

11. Rights as Shareholder. You shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to this Option until such time as the purchase price has been paid and a certificate of stock for such shares has been issued to you or such shares of Common Stock have been recorded in your name in book entry form. Except as provided in Section 13 below, no adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date on which you become the holder of record thereof. Anything herein to the contrary notwithstanding, if a law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or you to take any action before shares of Common Stock can be delivered to you hereunder, then the date of delivery of such shares may be delayed accordingly.

12. Securities Laws. If a Registration Statement under the Securities Act of 1933, as amended, is not in effect with respect to the shares of Common Stock to be delivered pursuant to this Agreement, you hereby represent that you are acquiring the shares of Common Stock for investment and with no present intention of selling or transferring them and that you will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Common Stock may then be listed.

13. Change in Common Stock. In the event of any change in Common Stock by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting Common Stock, the number of shares of Common Stock subject to this Option and the Exercise Price shall be equitably adjusted by the Committee.

14. No Guarantee of Employment. Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate your employment at any time, nor confer upon you or any employee any right to continue in the employ of the Company or any of its subsidiaries. No employee shall have a right to be selected to be granted an Option or any other Award under the Plan.

15. Committee Authority; Recoupment. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, including the enforcement of any recoupment policy, all of which shall be binding upon you and any claimant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

16. Amendment or Modification, Waiver. Except as set forth in the Plan, no provision of this Agreement may be amended or waived unless the amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. No waiver of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

17. Governing Law and Jurisdiction. This Agreement is governed by the substantive and procedural laws of the state of Illinois. You and the Company shall submit to the exclusive jurisdiction of, and venue in, the courts in Illinois in any dispute relating to this Agreement.

18. Conformity with Applicable Law. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

19. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the your death, acquire any rights hereunder.

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This Agreement contains highly sensitive and confidential information. Please handle it accordingly. Once you have read and understood this Agreement, please click the acceptance box to certify and confirm your agreement to be bound by the terms and conditions of this Agreement and to acknowledge your receipt of the Prospectus, the Plan and this Agreement and your acceptance of the terms and conditions of the Stock Option Award granted hereunder.

WALGREEN CO.

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